Fulton Financial
CORPORATION

FOR IMMEDIATE RELEASE	Contact:	Laura J. Wakeley
Full text available on PR Newswire	717-291-2739

Fulton Financial announces accelerated stock repurchase

(May 5, 2005) — Lancaster, Pa — Fulton Financial Corporation (NASDAQ: FULT) today announced that it repurchased 3,449,200 shares of its outstanding common stock in an accelerated share repurchase program on May 4, 2005.

The shares were repurchased from Morgan Stanley & Co. Incorporated under an accelerated share repurchase program for a total cost of approximately $73.6 million, or $21.33 per share. The program allowed Fulton to purchase the shares immediately from Morgan Stanley. Morgan Stanley may cover its position by purchasing the shares in the open market over the next several months. A purchase price adjustment will be made between the two parties at the end of the program based on the cost of shares purchased by Morgan Stanley in the market.

This accelerated share repurchase program is part of Fulton’s existing 4 million share repurchase program which was announced June 15, 2004 and subsequently expanded. Fulton’s Board of Directors approved the program initially and, more recently, the addition of an accelerated share repurchase program for one million shares in November, 2004 and the current Morgan Stanley accelerated share repurchase program. The Morgan Stanley accelerated share repurchase program will complete the share repurchase authorization. Both the initial purchase by Fulton from Morgan Stanley and the subsequent purchases by Morgan Stanley in the open market will be pursuant to a Rule 10b5-1 plan established by Fulton, and the Morgan Stanley purchases in the open market are expected to be accomplished in accordance with the Rule 10b-18 guidelines applicable to Fulton.

Fulton Financial Corporation is a financial holding company which operates 220 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; Resource Bank, Virginia Beach, VA; and First Washington State Bank, Windsor, New Jersey.

The Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc. Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

Residential mortgage lending is offered through Fulton Mortgage Company and Resource Mortgage.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Forward-Looking Statements:

This news release may contain forward-looking statements about Fulton Financial Corporation’s future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loan and deposit products, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, creditworthiness of current borrowers, the Corporation’s success in merger and acquisition integration and customers’ acceptance of the Corporation’s products and services.

The Corporation’s forward-looking statements are relevant only as of the date on which such statements are made. By making any forward-looking statements, the Corporation assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.